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215-665-8870    HEFFLER, RADETICH & SAITTA LLP.            MEMBERS
TELECOPIER       CERTIFIED PUBLIC ACCOUNTANTS     AMERICAN INSTITUTE OF C.P.A.'s
215-665-0613               SUITE 800              PENN. INSTITUTE OF C.P.A.'s
                      1515 MARKET STREET
                   PHILADELPHIA, PA   19102




                                                           Exhibit 16



                                                                    July 3, 1997



Securities and Exchange Commission
Washington, DC   20549

Ladies and Gentlemen:

We read Form 8-K/A dated June 23, 1997 which will be filed by Moyco Technologies, Inc. We agree with the statements which Moyco Technologies, Inc. has made in the Form 8-K/A in Item 4.

                                   Sincerely,

                                   HEFFLER, RADETICH & SAITTA LLP.




                                   By: /s/ Edward J. Radetich, Jr.
                                       --------------------------------
                                       Edward J. Radetich, Jr., CPA
                                       Partner



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